Exhibit 99.1
DOMA HOLDINGS, INC.

Doma Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share information)	June 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$158,542	$111,893
Restricted cash	1,707	129
Investments:
Fixed maturities
Held-to-maturity debt securities, at amortized cost	84,181	65,406
Available-for-sale debt securities, at fair value (amortized cost $7,139 at December 31, 2020)	—	8,057
Equity securities, at fair value (cost $2,000 at December 31, 2020)	—	2,119
Mortgage loans	2,936	2,980
Total Investments	$87,117	$78,562
Receivables, net	13,386	15,244
Prepaid expenses, deposits and other assets	18,988	7,365
Fixed assets, net	29,303	21,661
Title plants	13,952	14,008
Goodwill	111,487	111,487
Trade names	—	2,684
Total Assets	$434,482	$363,033

Liabilities and Stockholders' Equity
Accounts payable	$8,013	$6,626
Accrued expenses and other liabilities	38,407	33,044
Senior first lien note, net of debt issuance costs and original issue discount	135,730	—
Loan from a related party	—	65,532
Liability for loss and loss adjustment expenses	74,706	69,800
Total Liabilities	$256,856	$175,002

Commitments and contingencies (see Note 11)

Stockholders' Equity:
Series A preferred stock, 0.0001 par value; 7,295,759 shares authorized; 7,295,759 shares issued and outstanding as of June 30, 2021 and December 31, 2020	$1	$1
Series A-1 preferred stock, 0.0001 par value; 12,975,006 shares authorized; 12,975,006 and 8,159,208 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Series A-2 preferred stock, 0.0001 par value; 2,335,837 shares authorized; 2,335,837 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Series B preferred stock, 0.0001 par value; 2,642,036 shares authorized; 2,642,036 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Series C preferred stock, 0.0001 par value; 10,755,377 shares authorized; 10,119,484 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	1
Common stock, 0.0001 par value; 54,000,000 shares authorized; 11,010,181 and 10,480,902 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	291,802	266,464
Accumulated deficit	(114,180)	(79,123)
Accumulated other comprehensive income	—	686
Total Stockholders’ Equity	$177,626	$188,031
Total Liabilities and Stockholders' Equity	$434,482	$363,033
The accompanying notes are an integral part of these condensed consolidated financial statements.

Doma Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In thousands, except share and per share information)	2021	2020	2021	2020
Revenues:
Net premiums written (1)	$109,271	$86,334	$217,263	$143,151
Escrow, other title-related fees and other	20,065	13,382	38,640	26,556
Investment, dividend and other income	650	707	1,879	1,525
Total revenues	$129,986	$100,423	$257,782	$171,232

Expenses:
Premiums retained by third-party agents (2)	$65,181	$56,006	$135,519	$89,108
Title examination expense	5,500	3,322	10,353	7,187
Provision for claims	6,807	3,040	10,055	4,823
Personnel costs	53,954	32,737	97,419	68,455
Other operating expenses	17,181	10,286	31,347	20,926
Total operating expenses	$148,623	$105,391	$284,693	$190,499

Loss from operations	$(18,637)	$(4,968)	$(26,911)	$(19,267)

Interest expense	4,451	1,123	7,810	3,235
Loss before income taxes	$(23,088)	$(6,091)	$(34,721)	$(22,502)

Income tax expense	211	241	336	416
Net loss	$(23,299)	$(6,332)	$(35,057)	$(22,918)

Earnings Per Share:
Net loss per share attributable to Doma Holdings, Inc. shareholders - basic and diluted	$(2.00)	$(0.64)	$(3.06)	$(2.24)
Weighted average shares outstanding Doma Holdings, Inc. common stock - basic and diluted	11,667,266	9,950,920	11,457,724	10,231,489
The accompanying notes are an integral part of these condensed consolidated financial statements.
__________________
(1)Net premiums written includes revenues from a related party of $27.0 million and $24.3 million during the three months ended June 30, 2021 and 2020, respectively. Net premiums written includes revenues from a related party of $51.6 million and $41.3 million during the six months ended June 30, 2021 and 2020, respectively (see Note 10).
(2)Premiums retained by third-party agents includes expenses associated with a related party of $22.0 million and $19.7 million during the three months ended June 30, 2021 and 2020, respectively. Premiums retained by third-party agents includes expenses associated with a related party of $41.8 million and $33.6 million during the six months ended June 30, 2021 and 2020, respectively (see Note 10).

Doma Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In Thousands)	2021	2020	2021	2020
Net loss	$(23,299)	$(6,332)	$(35,057)	$(22,918)
Other comprehensive income, net of tax
Unrealized loss on available-for-sale debt securities, net of tax	—	(505)	(179)	(496)
Reclassification adjustment for realized gain on sale of available-for-sale debt securities, net of tax	—	—	(507)	—
Comprehensive loss	$(23,299)	$(6,837)	$(35,743)	$(23,414)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Doma Holdings, Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series B		Preferred Stock Series C		Common Stock		Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders' Equity
(In thousands, except share information)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2020	7,295,759	$1	8,159,208	$1	2,335,837	$—	2,642,036	$—	4,270,182	$—	10,374,044	$1	$192,852	$(44,020)	$510	$149,345
Issuance of Series C preferred stock, net of financing costs	—	—	—	—	—	—	—	—	5,849,302	1	—	—	70,701	—	—	70,702
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	63,089	—	24	—	—	24
Stock-based compensation expenses	—	—	—	—	—	—	—	—	—	—	—	—	308	—	—	308
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(16,586)	—	(16,586)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	9	9
Balance, March 31, 2020	7,295,759	$1	8,159,208	$1	2,335,837	$—	2,642,036	$—	10,119,484	$1	10,437,133	$1	$263,885	$(60,606)	$519	$203,802

Exercise of stock options	—	—	—	—	—	—	—	—	—	—	(98,468)	—	27	—	—	27
Stock based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	282	—	—	282
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,332)	—	(6,332)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(505)	(505)
Balance, June 30, 2020	7,295,759	$1	8,159,208	$1	2,335,837	$—	2,642,036	$—	10,119,484	$1	10,338,665	$1	$264,194	$(66,938)	$14	$197,274

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series A-2		Preferred Stock Series B		Preferred Stock Series C		Common Stock		Additional Paid-in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders' Equity
(In thousands, except share information)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2021	7,295,759	$1	8,159,208	$1	2,335,837	$—	2,642,036	$—	10,119,484	$1	10,480,902	$1	$266,464	$(79,123)	$686	$188,031
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	439,945	—	1,267	—	—	1,267
Stock-based compensation expenses	—	—	—	—	—	—	—	—	—	—	—	—	2,289	—	—	2,289
Original issue discount on Hudson debt	—	—	—	—	—	—	—	—	—	—	—	—	18,519	—	—	18,519
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,758)	—	(11,758)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(686)	(686)
Balance, March 31, 2021	7,295,759	$1	8,159,208	$1	2,335,837	$—	2,642,036	$—	10,119,484	$1	10,920,847	$1	$288,539	$(90,881)	$—	$197,662

Exercise of stock options	—	—	—	—	—	—	—	—	—	—	89,334	—	109	—	—	109
Stock based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	2,967	—	—	2,967
Exercise of stock warrants	—	—	4,815,798	—	—	—	—	—	—	—	—	—	187	—	—	187
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(23,299)	—	(23,299)
Balance, June 30, 2021	7,295,759	$1	12,975,006	$1	2,335,837	$—	2,642,036	$—	10,119,484	$1	11,010,181	$1	$291,802	$(114,180)	$—	$177,626
The accompanying notes are an integral part of these condensed consolidated financial statements.

Doma Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(In thousands)	2021	2020
Cash flow from operating activities:
Net loss	$(35,057)	$(22,918)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense - paid in kind	3,929	3,602
Depreciation and amortization	5,727	2,016
Stock-based compensation expenses	5,256	590
Amortization of debt issuance costs and original issue discount	899	—
Provision for doubtful accounts	477	267
Deferred income taxes	250	349
Realized gain on available for sale debt securities	(678)	—
Net unrealized loss on equity securities	119	150
Loss (gain) on disposal of fixed assets and title plants	8	(382)
Accretion of discounts on held-to-maturity securities	506	201
Change in operating assets and liabilities:
Accounts receivable	1,142	2,579
Prepaid expenses, deposits and other assets	(11,626)	(1,849)
Accounts payable	1,387	3,060
Accrued expenses and other liabilities	5,346	(7,030)
Liability for loss and loss adjustments expenses	4,906	(109)
Net cash used in operating activities	$(17,409)	$(19,474)
Cash flow from investing activities:
Proceeds from sales and maturities of investments: Held-to-maturity	$14,149	$8,898
Proceeds from sales and maturities of investments: Available-for-sale	7,817	—
Proceeds from sales of investments: Equity securities	2,000	—
Proceeds from sales and maturities of investments: Mortgage loans	45	365
Purchases of investments: Held-to-maturity	(33,430)	(53,198)
Purchases of investments: Equity securities	—	(1,000)
Proceeds from sales of fixed assets	307	123
Purchases of fixed assets	(10,944)	(7,687)
Proceeds from sale of title plants and dividends from title plants	239	1,183
Net cash used in investing activities	$(19,817)	$(51,316)
Cash flow from financing activities:
Proceeds from issuance of Series C preferred stock, net of financing costs	$—	$70,701
Proceeds from issuance of senior first lien note	150,000	—
Payments on loan from a related party	(65,532)	(27,622)
Debt issuance costs	(579)	—
Exercise of stock warrants	49	—
Exercise of stock options	1,515	51
Net cash provided by financing activities	$85,453	$43,130
Net change in cash and cash equivalents and restricted cash	48,227	(27,660)
Cash, cash equivalents and restricted cash at the beginning period	112,022	141,668
Cash and cash equivalents and restricted cash at the end of period	$160,249	$114,008
Supplemental cash flow disclosures:
Cash paid for interest	$3,407	$—
Supplemental disclosure of non-cash investing activities:
Unrealized loss on available-for-sale debt securities	$(179)	$(496)
Supplemental disclosure of non-cash financing activities:
Issuance of penny warrants related to the senior first lien note	$18,519	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

Doma Holdings, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Amounts in thousands, unless otherwise noted)
1.  Organization and business operations
Doma Holdings, Inc. (the “Company,” “Doma,” “we,” “us” or “our”) was referred to as States Title, Inc. prior to the North American Title Acquisition and as States Title Holding, Inc. (which changed its name to Doma Holdings, Inc. on March 1, 2021) after the North American Title Acquisition.
Headquartered in San Francisco, CA, Doma is a real estate technology company that is architecting the future of real estate transactions. Using machine intelligence and our proprietary technology solutions, we are creating a vastly more simple, efficient, and affordable real estate closing experience for current and prospective homeowners, lenders, title agents and real estate professionals. We are licensed to underwrite title insurance in 39 states and the District of Columbia.
The Company was initially formed as a wholly-owned subsidiary of States Title Inc. (“Legacy States Title”) to combine the operations of Legacy States Title and the retail agency and title insurance underwriting business (the “Acquired Business”) of North American Title Group, LLC (“NATG”), a subsidiary of Lennar Corporation (“Lennar”). We completed the acquisition of the Acquired Business on January 7, 2019 (the "Close Date"), which we refer hereinafter as the “North American Title Acquisition.” Doma survived the North American Title Acquisition as the parent company and now wholly owns the businesses operated by Legacy States Title and the Acquired Business.
We conduct our operations through two reportable segments, (1) Distribution and (2) Underwriting. See further discussion in Note 6 for additional information regarding segment information.
2.  Summary of significant accounting policies
Basis of presentation
The accompanying condensed consolidated balance sheet as of June 30, 2021 and the condensed consolidated statements of operations, condensed consolidated statements of comprehensive loss, and condensed consolidated statements of changes in stockholders’ equity for the three and six months ended June 30, 2021 and 2020 and the condensed consolidated statements of cash flows for the six months ended June 30, 2021 and 2020 are unaudited.
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the unaudited condensed consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s balance sheet as of June 30, 2021 and its results of operations, including its comprehensive income, and stockholders’ equity for the three and six months ended June 30, 2021 and 2020 and cash flows for the three months ended June 30, 2021 and 2020. All adjustments are of a normal recurring nature. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending December 31, 2021. These unaudited interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and related notes.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates made by management. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Significant items subject to such estimates and assumptions include, but are not limited to, reserves for incurred but not reported claims, the useful lives of property and equipment, accrued net premiums written from Third-Party Agent referrals and the valuations of stock-based compensation arrangements.
Title plants
Title plants are carried at cost, with costs incurred to maintain, update and operate title plants expensed as incurred. Because properly maintained title plants have indefinite lives and do not diminish in value with the passage of time, no provision has been made for depreciation or amortization. The Company analyzes the title plants for impairment when events or circumstances indicate that the carrying amount may not be recoverable. This analysis includes, but is not limited to, the effects of obsolescence, duplication, demand and other economic factors. There were no impairments of title plants for the three or six months ended June 30, 2021 and 2020. In February 2020, we sold a title plant for a total sale price of $3.2 million, including a realized gain of $0.2 million.
Reinsurance
The Company utilizes excess of loss and quota share reinsurance programs to limit its maximum loss exposure by reinsuring certain risks with other insurers. The Company has two reinsurance treaties: Excess of Loss Treaty and Quota Share Treaty.
Under the Excess of Loss Treaty, we cede liability over $15 million on all files. Excess of loss reinsurance coverage protects the Company from a large loss from a single loss occurrence. The Excess of Loss Treaty provides for ceding liability above the retention of $15 million for all policies up to a liability cap of $500 million.
Under the Quota Share Treaty, during the period from January 1, 2021 to February 23, 2021 the Company ceded 100% of its instant underwriting policies. Effective February 24, 2021, the Company cedes 25% of the written premium on our instantly underwritten policies, instead of 100%. During the three months ended June 30, 2020, the Company ceded 100% of its instant underwriting policies.
Payments and recoveries on reinsured losses for the Company’s title insurance business were immaterial during the three and six month periods ended June 30, 2021 and 2020.
Income taxes
Our effective tax rate for the six months ended June 30, 2021 and 2020 was (1)% as a result of our recording a full valuation allowance against the deferred tax assets. In determining the realizability of the net U.S. federal and state deferred tax assets, we consider numerous factors including historical profitability, estimated future taxable income, prudent and feasible tax planning strategies, and the industry in which we operate. As of December 31, 2020, the Company carried a valuation allowance against deferred tax assets as management believes it is more likely than not that the benefit of the net deferred tax assets covered by that valuation allowance will not be realized. A net deferred tax liability has been recorded as of June 30, 2021 and December 31, 2020 of $1.0 million and $1.0 million, respectively, and is included in accrued expenses and other liabilities within the accompanying condensed consolidated balance sheets. Management reassesses the realization of the deferred tax assets each reporting period. The Company has approximately $0.2 million of pre-2018 federal net operating losses subject to expiration beginning in 2036. The remainder of the federal net operating losses have no expiration. The Company’s state net operating losses are subject to various expirations, beginning in 2030. The Company’s 2017 through 2019 tax years remain open to federal and state tax examinations. The Company believes that as of June 30, 2021 it had no material uncertain tax positions. Interest and penalties related to unrecognized tax expenses (benefits) are recognized in income tax expense, when applicable. There were no material liabilities for interest and penalties accrued as of June 30, 2021.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Coronavirus outbreak
The COVID-19 global pandemic has caused national and global economic and financial market disruptions. On the onset of the pandemic, the Company braced and anticipated uncertain disruption to our business. Our results from operations for the three and six months ended June 30, 2021, show that the Company’s performance from operations was not adversely impacted in a material manner. The Company continues to monitor and react to business disruptions caused by the pandemic but we cannot predict with certainty the duration of the pandemic or its impact on the Company’s financial condition and results of operations, as well as business operations and workforce.
Emerging Growth Company and Smaller Reporting Company
Subsequent to the Business Combination described in Note 15, the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, subsequent to the Business Combination described in Note 15, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements.
Recently issued and adopted accounting pronouncements
No new accounting policies were recently issued and adopted in the three or six months ended June 30, 2021.
Recently issued but not adopted accounting pronouncements
In June 2016, the FASB issued ASU No. 2016-13 Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The amendments in this and the related ASUs introduce broad changes to accounting for credit impairment of financial instruments. The primary updates include the introduction of a new current expected credit loss ("CECL") model that is based on expected rather than incurred losses and amendments to the accounting for impairment of held-to-maturity securities and available-for-sale securities. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, the amendment is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. We are finalizing the effect this new guidance will have on our consolidated financial statements and related disclosures. Based on our implementation analysis performed, we have concluded that the overall effect of Topic 326 is not expected to be material to the consolidated financial statements upon adoption. We have not early adopted this standard.

In February 2016, the FASB issued ASU 2016-02, Leases ("ASU 2016-02"), which provides guidance for accounting for leases. ASU 2016-02 requires lessees to classify leases as either finance or operating leases and to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or on a straight-line basis over the term of the lease. The amendments in this update are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. In June 2020, the FASB issued ASU 2020-05, Revenue From Contracts With Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which extended the adoption date of ASU 2016-02 for all other entities. Under ASU 2020-05, the effective date for adoption of ASU 2016-02 is fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Accounting for lessors remains largely unchanged from current U.S. GAAP. ASU 2016-02 will be effective for the Company’s fiscal year beginning January 1, 2022 and subsequent interim periods. The Company is currently evaluating the impact the adoption of ASU 2016-02 will have on the Company's financial statements, however management currently believes that the adoption will not have a significant impact on the Company's financial position and results of operations.
3.  Investments and fair value measurements
Held-to-maturity debt securities
The cost basis, fair values and gross unrealized gains and losses of our held-to-maturity debt securities are as follows:

	June 30, 2021				December 31, 2020
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Corporate debt securities(1)	$77,355	$995	$(51)	$78,299	$57,651	$994	$(53)	$58,592
U.S. Treasury securities	6,589	16	(1)	6,604	7,519	54	—	7,573
Certificates of deposit	237	—	—	237	236	—	—	236
Total	$84,181	$1,011	$(52)	$85,140	$65,406	$1,048	$(53)	$66,401
_______________
(1)Includes both U.S. and foreign corporate debt securities.
The cost basis of held-to-maturity debt securities includes an adjustment for the amortization of premium or discount since the date of purchase. Held-to-maturity debt securities valued at approximately $4.9 million and $5.1 million were on deposit with various governmental authorities at June 30, 2021 and December 31, 2020, respectively, as required by law.
The change in net unrealized gains and losses on held-to-maturity debt securities for the six months ended June 30, 2021 and 2020 was $(0.1) million and $0.2 million, respectively.
The following table reflects the composition of net realized gains or losses and corresponding proceeds for the sales of the securities for each of the periods shown below:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Realized gains (losses):
Held-to-maturity debt securities:
Gains	$—	$—	$65	$15
Losses	—	—	(11)	—
Net	$—	$—	$54	$15

Proceeds from sales	$—	$—	$3,048	$1,504

The following table presents certain information regarding contractual maturities of our held-to-maturity debt securities:

Maturity	June 30, 2021
	Amortized Cost	% of Total	Fair Value	% of Total
One year or less	$17,239	20%	$17,330	20%
After one year through five years	$66,942	80%	$67,810	80%
	$84,181	100%	$85,140	100%
There were no held-to-maturity debt securities with contractual maturities after five years. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.
Net unrealized losses on held-to-maturity debt securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows:

	June 30, 2021				December 31, 2020
	Corporate debt securities	U.S. Treasury securities	Certificate of deposits	Total	Corporate debt securities	U.S. Treasury securities	Certificate of deposits	Total
Less than 12 months
Fair value	$4,717	$1,458	$—	$6,175	$8,464	$5,181	$—	$13,645
Unrealized losses	$(43)	$(1)	$—	$(44)	$(53)	$—	$—	$(53)
Greater than 12 months
Fair value	$658	$—	$—	$658	$—	$—	$—	$—
Unrealized losses	$(8)	$—	$—	$(8)	$—	$—	$—	$—
Total
Fair value	$5,375	$1,458	$—	$6,833	$8,464	$5,181	$—	$13,645
Unrealized losses	$(51)	$(1)	$—	$(52)	$(53)	$—	$—	$(53)
Available-for-sale debt securities
The cost basis, fair values and gross unrealized gains and losses of our available-for-sale debt securities are as follows:

	December 31, 2020
	Cost Basis	Unrealized Gains	Unrealized Losses	Fair Value
Corporate debt securities(1)	$7,139	$918	$—	$8,057
Total	$7,139	$918	$—	$8,057
_________________
(1)Includes both U.S. and foreign corporate debt securities.
The cost basis of available-for-sale debt securities includes an adjustment for the amortization of premium or discount since the date of purchase.
The change in net unrealized gains on available-for-sale debt securities for the six months ended June 30, 2021 and 2020 was $(0.9) million and $(0.7) million, respectively. The Company disposed all available-for-sale debt securities in the three months ended March 31, 2021 and therefore had no unrealized gain or loss as of June 30, 2021 and no change in net unrealized gains on available-for-sale debt securities for the three months ended June 30, 2021. The change in net unrealized gains on available-for sale debt securities for the three months ended June 30, 2020 was $(0.6) million. Any unrealized holding gains or losses on available-for-sale debt securities as of December 31, 2020 are reported as accumulated other comprehensive gain or loss, which is a separate component of stockholders’ equity, net of tax, until realized.
The following table reflects the composition of net realized gains or losses and corresponding proceeds for the sales of the securities:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Realized gains (losses):
Available-for-sale debt securities:
Gains	$—	$—	$768	$—
Losses	$—	$—	$(90)	$—
Net	$—	$—	$678	$—

Proceeds from sales	$—	$—	$7,817	$—
Equity securities
The cost and estimated fair value of equity securities are as follows:

	June 30, 2021		December 31, 2020
	Cost	Estimated Fair Value	Cost	Estimated Fair Value
Preferred stocks	$—	$—	$2,000	$2,119
Total	$—	$—	$2,000	$2,119
The Company disposed of all equity securities in the three months ended March 31, 2021.
Mortgage loans
The mortgage loans portfolio as of June 30, 2021 is comprised entirely of standard residential mortgage loans. During the six months ended June 30, 2021, the Company did not purchase any new mortgage loans.
Mortgage loans, which include contractual terms to maturity, are not categorized by contractual maturity as borrowers may have the right to call or prepay obligations with, or without, call or prepayment penalties.
The cost and estimated fair value of mortgage loans are as follows:

	June 30, 2021		December 31, 2020
	Cost	Estimated Fair Value	Cost	Estimated Fair Value
Mortgage loans	$2,936	$2,936	$2,980	$2,980
Total	$2,936	$2,936	$2,980	$2,980

Investment income
Investment income from securities, inclusive of realized gains (losses), consists of the following:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Available-for-sale debt securities	$—	$91	$773	$204
Held-to-maturity debt securities	570	252	964	522
Equity investments	—	111	(89)	(110)
Mortgage loans	45	46	91	102
Other	1	22	61	153
Total	$616	$522	$1,800	$871
Accrued interest receivable
Accrued interest receivable from investments is included in receivables, net on the condensed consolidated balance sheets. The following table reflects the composition of accrued interest receivable for investments:

	June 30, 2021	December 31, 2020
Corporate debt securities	$1,055	$641
U.S. Treasury securities	35	45
Accrued interest receivable on investment securities	$1,090	$686
Mortgage loans	21	43
Accrued interest receivable on investments	$1,111	$729
Fair value measurement
ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.
The three levels of the fair value hierarchy under ASC 820 are as follows:

Level 1	Quoted prices (unadjusted) in active markets for identical investments at the measurement date are used.

Level 2	Pricing inputs are other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. Level 2 pricing inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, inputs other than quoted prices that are observable for the investment, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Pricing inputs are unobservable and include situations where there is little, if any, market activity for the investment. The inputs used in determination of fair value require significant judgment and estimation.
In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.
The following table summarizes the Company’s investments that were measured at fair value:

	Assets
	Corporate debt securities	U.S Treasury securities	Mortgage loans	Preferred stocks	Certificate of deposits	Total
June 30, 2021
Level 1	$—	$6,604	$—	$—	$—	$6,604
Level 2	78,299	—	—	—	237	78,536
Level 3	—	—	2,936	—	—	2,936
Total	$78,299	$6,604	$2,936	$—	$237	$88,076

December 31, 2020
Level 1	$—	$7,573	$—	$2,119	$—	$9,692
Level 2	66,649	—	—	—	236	66,885
Level 3	—	—	2,980	—	—	2,980
Total	$66,649	$7,573	$2,980	$2,119	$236	$79,557
There were no transfers of investments between Level 1 and Level 2 during the three or six months ended June 30, 2021 and the year ended December 31, 2020. There were no transfers involving Level 3 assets during the three or six months ended June 30, 2021 and the year ended December 31, 2020.
Cash and cash equivalents, restricted cash, receivables, prepaid expenses and other assets, accounts payable, and accrued expenses and other liabilities approximate fair value and are therefore excluded from the leveling table above. The cost basis is determined to approximate fair value due to the short term duration of the financial instruments.

4.  Revenue recognition
Disaggregation of revenue
Our revenue consists of:

			Three months ended June 30,		Six months ended June 30,
			2021	2020	2021	2020
Revenue Stream	Statement of Operations Classification	Segment	Total Revenue
Revenue from insurance contracts:
Direct Agent title insurance premiums	Net premiums written	Underwriting	$31,281	$19,022	$55,854	$36,253
Direct Agent title insurance premiums	Net premiums written	Elimination	(110)	—	(880)	—
Third-Party Agent title insurance premiums	Net premiums written	Underwriting	78,100	67,312	162,289	106,898
Total revenue from insurance contracts			$109,271	$86,334	$217,263	$143,151
Revenue from contracts with customers:
Escrow fees	Escrow, title-related and other fees	Distribution	$15,755	$9,245	$29,135	$17,875
Other title-related fees and income	Escrow, title-related and other fees	Distribution	30,533	20,138	54,798	39,075
Other title-related fees and income	Escrow, title-related and other fees	Underwriting	389	293	1,798	598
Other title-related fees and income	Escrow, title-related and other fees	Elimination(1)	(26,612)	(16,294)	(47,091)	(30,992)
Total revenue from contracts with customers			$20,065	$13,382	$38,640	$26,556
Other revenue:
Interest and investment income (2)	Investment, dividend and other income	Distribution	37	149	87	272
Interest and investment income (2)	Investment, dividend and other income	Underwriting	540	386	991	853
Realized gains and losses, net	Investment, dividend and other income	Distribution	—	166	(4)	382
Realized gains and losses, net	Investment, dividend and other income	Underwriting	73	6	805	18
Total other revenues			650	707	1,879	1,525
Total revenues			$129,986	$100,423	$257,782	$171,232
_________________
(1)Premiums retained by Direct Agents are recognized as income to the Distribution segment, and expense to the Underwriting segment. Upon consolidation, the impact of these internal segment transactions is eliminated. See Note 6. Segment information for additional breakdown.
(2)Interest and investment income consists primarily of interest payments received on held-to-maturity debt securities, available-for-sale debt securities and mortgage loans.

5.  Liability for loss and loss adjustment expenses
A summary of the changes in the liability for loss and loss adjustment expenses for the six months ending June 30, 2021 and 2020 is as follows:

	June 30,
	2021	2020
Beginning balance	$69,800	$62,758

Provision for claims related to:
Current year	$14,516	$8,533
Prior years	(4,461)	(3,710)
Total provision for claims	$10,055	$4,823

Paid losses related to:
Current year	$(1,554)	$(1,139)
Prior years	(3,595)	(3,794)
Total paid losses	$(5,149)	$(4,933)

Ending balance	$74,706	$62,648

Provision for claims as a percentage of net written premiums	4.6%	3.4%
We continually update our liability for loss and loss adjustment expense estimates as new information becomes known, new loss patterns emerge, or as other contributing factors are considered and incorporated into the analysis. Estimating future title loss payments is difficult because of the complex nature of title claims, the long periods of time over which claims are paid, significantly varying dollar amounts of individual claims, and other factors.
For the six months ended June 30, 2021, the provision for claims reserve release related to prior years of $4.5 million is due to expected loss emergence being lower than prior expectations. Historically, our favorable loss experience has resulted in a decrease in the projection of ultimate loss for past policy years. Most recently, our favorable loss experience resulted in a decrease in the projection of ultimate loss for policy years 2017-2020. For the six months ended June 30, 2020, the provision for claims reserve release related to prior years of $3.7 million is due to reported loss emergence which was lower than expected. This resulted in a decrease in the projection of ultimate loss primarily for policy years 2017-2019. The actuarial assumptions underlying the Company’s selected ultimate loss estimates place more consideration on title insurance industry benchmarks for more recent policy years. These title insurance benchmarks are based on industry long-term average loss ratios. As the Company’s claims experience matures, we refine those estimates to put more consideration to the Company’s actual claims experience. For the six months ended June 30, 2021 and 2020, the Company’s actual claims experience reflects lower loss ratios than industry benchmarks from a current positive underwriting cycle and resulted in the favorable development.
Current year incurred and paid losses includes current year reported claims as well as estimated future losses on such claims.
The liability for loss and loss adjustment expenses of $74.7 million and $69.8 million, as of June 30, 2021 and December 31, 2020, respectively, includes $0.2 and $0.7 million, respectively, of reserves for the settlement of claims which the Company has deemed to be directly related to its escrow or agent related activities. The reserves for the settlement of claims related to escrow or agent related activities are not actuarially determined.

6.  Segment information
A description of each of our reportable segments is as follows.
•Distribution: Our Distribution segment reflects our Direct Agents operations of acquiring customer orders and providing title and escrow services for real estate closing transactions. We acquire customers through our partnerships with realtors, attorneys and non-centralized loan originators via an 89-branch footprint across ten states (“Local”) and our partnerships with national lenders and mortgage originators that maintain centralized lending operations representing our strategic and enterprise accounts (“S&EA”).
•Underwriting: Our Underwriting segment reflects the results of our title insurance underwriting business, including policies referred through our Direct Agents and Third-Party Agents channels. The referring agents typically retain approximately 84% of the policy premiums in exchange for their services. The retention varies by state and agent.
We use adjusted gross profit as the primary profitability measure for making decisions regarding ongoing operations. Adjusted gross profit is calculated by subtracting direct costs, such as premiums retained by agents, direct labor, other direct costs, and provision for claims, from total revenue. Our chief operating decision maker evaluates the results of the aforementioned segments on a pre-tax basis. Segment adjusted gross profit excludes certain items which are included in net loss, such as depreciation and amortization, corporate and other expenses, interest expense, and income tax expense, as these items are not considered by the chief operating decision maker in evaluating the segments' overall operating performance. Our chief operating decision maker does not review nor consider assets allocated to our segments for the purpose of assessing performance or allocating resources. Accordingly, segments' assets are not presented.
The following table summarizes the operating results of the Company’s reportable segments:

	Three months ended June 30, 2021
	Distribution	Underwriting	Eliminations	Consolidated total
Net premiums written	$—	$109,381	$(110)	$109,271
Escrow, other title-related fees and other (1)	46,288	389	(26,612)	20,065
Investment, dividend and other income	37	613	—	650
Total revenue	$46,325	$110,383	$(26,722)	$129,986

Premiums retained by agents (2)	$—	$91,903	$(26,722)	$65,181
Direct labor (3)	18,986	1,916	—	20,902
Other direct costs (4)	5,881	1,680	—	7,561
Provision for claims	(25)	6,832	—	6,807
Adjusted gross profit	$21,483	$8,052	$—	$29,535

	Six months ended June 30, 2021
	Distribution	Underwriting	Eliminations	Consolidated total
Net premiums written	$—	$218,143	$(880)	$217,263
Escrow, other title-related fees and other (1)	83,933	1,798	(47,091)	38,640
Investment, dividend and other income	83	1,796	—	1,879
Total revenue	$84,016	$221,737	$(47,971)	$257,782

Premiums retained by agents (2)	$—	$183,490	$(47,971)	$135,519
Direct labor (3)	35,093	3,788	—	38,881
Other direct costs (4)	11,197	3,473	—	14,670
Provision for claims	534	9,521	—	10,055
Adjusted gross profit	$37,192	$21,465	$—	$58,657

	Three months ended June 30, 2020
	Distribution	Underwriting	Eliminations	Consolidated total
Net premiums written	$—	$86,334	$—	$86,334
Escrow, other title-related fees and other (1)	29,383	293	(16,294)	13,382
Investment, dividend and other income	315	392	—	707
Total revenue	$29,698	$87,019	$(16,294)	$100,423

Premiums retained by agents (2)	$—	$72,300	$(16,294)	$56,006
Direct labor (3)	12,575	1,323	—	13,898
Other direct costs (4)	3,494	1,404	—	4,898
Provision for claims	153	2,887	—	3,040
Adjusted gross profit	$13,476	$9,105	$—	$22,581

	Six months ended June 30, 2020
	Distribution	Underwriting	Eliminations	Consolidated total
Net premiums written	$—	$143,151	$—	$143,151
Escrow, other title-related fees and other (1)	56,950	598	(30,992)	26,556
Investment, dividend and other income	654	871	—	1,525
Total revenue	$57,604	$144,620	$(30,992)	$171,232

Premiums retained by agents (2)	$—	$120,100	$(30,992)	$89,108
Direct labor (3)	27,027	3,185	—	30,212
Other direct costs (4)	7,718	2,317	—	10,035
Provision for claims	388	4,435	—	4,823
Adjusted gross profit	$22,471	$14,583	$—	$37,054
_________________
(1)Includes fee income from closings, escrow, title exams, ceding commission income, as well as premiums retained by Direct Agents.
(2)This expense represents a deduction from the net premiums written for the amounts that are retained by Direct Agents and Third-Party Agents as compensation for their efforts to generate premium income for our Underwriting segment. The impact of premiums retained by our Direct Agents and the expense for reinsurance or co-insurance procured on Direct Agent sourced premiums are eliminated in consolidation.

(3)Includes all compensation costs, including salaries, bonuses, incentive payments, and benefits, for personnel involved in the direct fulfillment of title and/or escrow services.
(4)Includes title examination expense, office supplies, and premium and other taxes.
The following table provides a reconciliation of the Company’s total reportable segments’ adjusted gross profit to its total loss before income taxes:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Adjusted gross profit	$29,535	$22,581	$58,657	$37,054
Depreciation and amortization	3,021	899	5,727	2,016
Corporate and other expenses (1)	45,151	26,650	79,841	54,305
Interest expense	4,451	1,123	7,810	3,235
Loss before income taxes	$(23,088)	$(6,091)	$(34,721)	$(22,502)
_________________
(1)Includes corporate and other costs not allocated to segments including corporate support function costs, such as legal, finance, human resources, technology support and certain other indirect operating expenses, such as sales and management payroll, and incentive related expenses.
As of June 30, 2021 and December 31, 2020 the Distribution segment had allocated goodwill of $88.1 million and the Underwriting segment had allocated goodwill of $23.4 million.
7.  Debt
Senior first lien note
On December 31, 2020, the Company executed an agreement with Hudson Structured Capital Management Ltd. (“HSCM”) to secure a $150 million Senior First Lien Note (“Senior Debt”). On January 14, 2021 the Company executed a notice of borrowing, committing the Company to borrow $150 million under the terms and conditions of the Senior Debt. The Senior Debt was funded, by the lenders, which are affiliates of HSCM on January 29, 2021 (“Funding Date”). The Senior Debt matures 5 years from the Funding Date. Under the agreement, the Senior Debt will bear interest of 11.25% per annum, 5.0% of which will be paid on a current cash basis and the remainder to accrue and be added to the outstanding principal balance. Interest shall be compounded quarterly. If at any time the Company is in an event of default under the Senior Debt, outstanding amounts shall bear interest at the default interest rate of 15.00%. Upon funding, the Company issued penny warrants to affiliates of HSCM equal to 1.35% of the Company’ fully diluted shares. The warrants have a 10-year duration, subject to customary anti-dilution provisions, and include a cashless exercise option. The Senior Debt is secured by a first-priority pledge and security interest in all of the assets (tangible and intangible) of the Company and any of its existing and future domestic subsidiaries. The Company is subject to customary affirmative, negative and financial covenants, including, among other things, minimum liquidity at all times of $20 million, minimum consolidated revenue of $130 million, limits on the incurrence of indebtedness, restrictions on asset sales outside the ordinary course of business and material acquisitions, limitations on dividends and other restricted payments. The Senior Debt also includes customary events of default for facilities of this type and provides that, if an event of default occurs and is continuing, the Senior Debt will amortize requiring regular payments on a straight-line basis over the proceeding 24-month calendar period, but not to extend beyond the maturity date.
Loan from a related party
As part of the North American Title Acquisition, Lennar issued the Company a note for $87.0 million at the Close Date (the “Loan”). As of December 31, 2020, the Loan had an outstanding balance of $65.5 million. The Loan was paid in full in January 2021. Upon repayment of the Loan, Lennar forfeited its seat on the board of directors that was associated with the Loan.

8.  Stock compensation expense
The Company issues stock options (incentive stock options (“ISOs”) and non-statutory stock options (“NSOs”)) and restricted stock awards (“RSAs”) to employees and key advisors under the Company’s 2019 Equity Incentive Plan, which has been approved by the board of directors. Granted stock options do not expire for 10 years and have vesting periods ranging from 7 to 60 months. The holder of the stock option may purchase one share of common stock.
Stock-based compensation expense for the three months ended June 30, 2021 and 2020 was $3.7 million and $0.3 million, respectively. Stock-based compensation expense for the six months ended June 30, 2021 and 2020 was $6.0 million and $0.6 million, respectively.
Stock options (ISO and NSO)
During the six months ended June 30, 2021, the Company had the following stock option activity:

	Number of Stock Options	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life (In years)	Aggregate Intrinsic Value ($)

Outstanding as of December 31, 2020	4,447,546	$3.17	8.5	$51,186
Granted	769,500	4.25	9.5
Exercised	(524,875)	2.61	7.52
Cancelled or forfeited	(119,643)	3.79	8.5
Outstanding as of June 30, 2021	4,572,528	$3.40	8.25	$237,993

Options exercisable as of June 30, 2021	1,430,618	$2.67	7.73	$75,505
Restricted stock awards (RSAs)
During the six months ended June 30, 2021, the Company had the following nonvested RSA activity:

	Number of RSAs	Average Grant Date Fair Value ($)
Nonvested at December 31, 2020	258,862	$3.12
Granted	—	—
Exercised	(71,761)	2.19
Cancelled or Forfeited	—	—
Nonvested at June 30, 2021	187,101	$3.48

9.  Earnings per share
The calculation of the basic and diluted EPS is as follows:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Numerator
Net loss attributable to Doma Holdings, Inc.	$(23,299)	$(6,332)	$(35,057)	$(22,918)

Denominator
Weighted-average common shares – basic and diluted	11,667,266	9,950,920	11,457,724	10,231,489

Net loss per share attributable to Doma Holdings, Inc. shareholders
Basic and diluted	$(2.00)	$(0.64)	$(3.06)	$(2.24)
10.  Related party transactions
Equity held by Lennar
In connection with the North American Title Acquisition, subsidiaries of Lennar were granted equity in the Company. As of June 30, 2021, Lennar, through its subsidiaries, held a 26.1% equity stake in the Company on a fully diluted basis.
Loan from Lennar
In connection with the North American Title Acquisition, the Company received the Loan from Lennar. The Loan was repaid in full in January 2021 (see Note 7 for additional information).
Shared services agreements between the Company and Lennar
In connection with the North American Title Acquisition, the Company and Lennar entered into a transition services agreement (“TSA”) that provided for certain shared services provided by Lennar to the Company as it incorporated the Acquired Business into its operations, and also for the sharing of expenses in office locations that would contain both Company and Lennar personnel until such time one entity or the other, depending on the location, established separate office space for its personnel and operations.
During the three and six months ended June 30, 2020, the Company paid Lennar $0.3 million in settlement of the TSA services arrangement. Additionally, during the six months ended June 30, 2021 and 2020, the Company paid Lennar approximately $0.1 million for rent associated with shared spaces.
Transactions with Lennar
In the routine course of its business, North American Title Insurance Company ("NATIC") underwrites title insurance policies for a subsidiary of Lennar. During the three months ended June 30, 2021 and 2020, the Company recorded revenues of $27.0 million and $24.3 million, respectively, from these transactions, which are included within our Underwriting segment. During the three months ended June 30, 2021 and 2020, the Company recorded premiums retained by third-party agents of $22.0 million and $19.7 million, respectively from these transactions. During the six months ended June 30, 2021 and 2020, the Company recorded revenues of $51.6 million and $41.3 million, respectively, from these transactions. During the six months ended June 30, 2021 and 2020, the Company recorded premiums retained by third-party agents of $41.8 million and $33.6 million, respectively from these transactions. As of June 30, 2021 and December 31, 2020, the Company had net receivables related to these transactions of $3.4 million and $4.4 million, respectively. These amounts are included in receivables, net on the Company's condensed consolidated balance sheets.

11.  Commitments and contingencies
Legal matters
The Company is subject to claims and litigation matters in the ordinary course of business. Management does not believe the resolution of any such matters will have a materially adverse effect on the Company’s financial position or results of operations.
Commitments and other contingencies
The Company leases office space and equipment under non-cancellable lease agreements that expire at various points through 2025. For the three months ended June 30, 2021 and 2020, rental expense under these leases was $2.3 million and $2.5 million, respectively. For the six months ended June 30, 2021 and 2020, rental expense under these leases was $4.6 million and $5.1 million, respectively.
As of June 30, 2021, total future commitments on non-cancelable operating leases with a minimum remaining term in excess of one year are as follows:

2021	$4,129
2022	6,985
2023	5,722
2024	4,336
2025	2,721
2026	709
Total	$24,602
The Company also administers escrow deposits as a service to customers, a substantial portion of which are held at third-party financial institutions. These escrow deposits amounted to $418.7 million and $290.9 million at June 30, 2021 and December 31, 2020, respectively. Such deposits are not reflected on the condensed consolidated balance sheets, but the Company could be contingently liable for them under certain circumstances (for example, if the Company disposes of escrowed assets). Such contingent liabilities have not materially impacted the results of operations or financial condition to date and are not expected to do so in the near term.
12.  Accrued expenses and other liabilities
Accrued expenses and other liabilities include the following:

	June 30, 2021	December 31, 2020
Employee compensation and benefits	$23,168	$23,899
Other	15,239	9,145
Total accrued expenses and other liabilities	$38,407	$33,044
13.  Employee benefit plan
The Company sponsors a defined contribution 401(k) plan for its employees. The 401(k) plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Internal Revenue Code of 1986 (the code). All employees age 18+ are eligible to enroll in the plan on their first day of employment. The Company provides an employer match up to 50% of the first 6% of elective contributions. There are no matching contributions in excess of 3% of compensation. Company matching contributions begin upon employee enrollment in the Retirement Savings Plan.
For the year ended December 31, 2020, the Company made contributions for the benefit of employees of $0.9 million from January 1, 2020 through May 15, 2020. The Company suspended the employer match effective May 16, 2020 and made no contributions for the benefit of employees to the Retirement Savings Plan for the rest of the year through December 31, 2020. The temporary suspension was due to the COVID-19 pandemic and its potential impact on the business, which was not estimable at the time. On January 1, 2021, the Company reinstated matching contributions to the Retirement Savings Plan, according to the aforementioned terms, rates, and limitations. For the three months ended June 30, 2021 and 2020, the Company made contributions for the benefit of employees of $0.6 million and $0.3 million to the 401(k) plan. For the six months ended June 30, 2021 and 2020, the Company made contributions for the benefit of employees of $1.3 million and $0.9 million to the 401(k) plan.
14.  Research and development
For the three months ended June 30, 2021 and 2020, research and development expenses were $3.1 million and $1.2 million, respectively. The Company also had capitalized internally developed software costs of $4.7 million and $2.8 million in the three months ended June 30, 2021 and 2020, respectively. Inclusive of capitalized internally developed software costs, our research and development spend was $7.8 million and $4.0 million for the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, research and development expenses were $5.5 million and $2.8 million, respectively. The Company also had capitalized internally developed software costs of $8.8 million and $5.2 million in the six months ended June 30, 2021 and 2020, respectively. Inclusive of internally developed software costs, our research and development spend was $14.3 million and $8.0 million for the six months ended June 30, 2021 and 2020, respectively. Our research and development costs reflect certain payroll-related costs of employees directly associated with such activities, which are included in personnel costs on the condensed consolidated statements of operations. Capitalized internally developed software and acquired software costs are included in fixed assets, net on the condensed consolidated balance sheets.
15.  Recent developments – Transaction with Capitol Investment Corp. V
On March 2, 2021, the Company entered into a merger agreement with Capitol Investment Corp. V (“Capitol”), a blank check company incorporated in the State of Delaware and formed for the purpose of effecting a merger. Pursuant to the agreement, a newly formed subsidiary of Capitol was merged with and into Doma (“the Business Combination”). Pursuant to a special meeting in lieu of an annual meeting, on July 27, 2021 Capitol’s stockholders approved the business combination. On July 28, 2021 (the “Closing Date”) the Business Combination was consummated and Doma survived the merger and became a wholly-owned subsidiary of Capitol, which was renamed Doma Holdings, Inc. The Business Combination was accounted for as a reverse recapitalization and Capitol will be treated as the acquired company for financial statement reporting purposes. Doma was deemed the predecessor and New Doma will be the successor SEC registrant, meaning that Doma’s financial statements for periods prior to the consummation of the Business Combination will be disclosed in Doma’s future periodic reports. No goodwill or other intangible assets were recorded, in accordance with GAAP. The Business Combination will have a significant impact on Doma’s future reported financial position and results as a consequence of the reverse capitalization.
The most significant change in Doma’s future reported financial position and results is an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of approximately $266.5 million. The increase in cash includes approximately $50.2 million in proceeds from Capitol, net of redemptions, and $300.0 million in proceeds from the private investment in public equity (“PIPE Investment”) that was consummated substantially simultaneously with the Business Combination. These increases in cash were offset by additional transaction costs incurred in connection with the Business Combination. The total estimated transaction costs directly attributable to the Business Combination are approximately $65.7 million, of which $12.1 million represents deferred underwriter fees related to Capitol’s initial public offering.
16.  Subsequent events
The Company has evaluated subsequent events through August 12, 2021, the date the condensed consolidated financial statements were available to be issued, noting no subsequent events or transactions aside from the aforementioned transaction with Capitol discussed in Note 15 that require disclosure.